EXHIBIT T3B

                             THE COMPANIES ACT 1985

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                        PRIVATE COMPANY LIMITED BY SHARES

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                            MEMORANDUM OF ASSOCIATION

                                       OF

                           TEXON INTERNATIONAL LIMITED

I.    THE NAME OF THE COMPANY IS "TEXON INTERNATIONAL LIMITED".

II.   THE COMPANY IS TO BE A PRIVATE COMPANY.

III.  THE REGISTERED OFFICE OF THE COMPANY WILL BE SITUATE IN ENGLAND AND WALES.

IV.   THE OBJECTS FOR WHICH THE COMPANY IS ESTABLISHED ARE:

      (1)   (a)   To promote, establish, develop and carry on any business,
                  activity or trade whatsoever and to do anything of any nature which in the opinion of the Company or its Directors is or may be capable of being conveniently carried on or done in connection with the business of the Company or which might directly or indirectly enhance the value of or render more profitable all or any part of the Company's undertaking, property, rights or assets or which might otherwise advance the interests of the Company or of its members.

            (b) To carry on business as a general commercial company and to do anything of a nature which in the opinion of the Company or its Directors is or may be capable of being conveniently carried on or done in connection with the business of the Company or which might


                                   Exh. T3B-1
                  directly or indirectly enhance the value of or render more profitable all or any part of the Company's undertaking, property, rights or assets or which might otherwise advance the interests of the Company or of its members.

      (2) To purchase, take on lease or in exchange, hire or otherwise acquire and hold real or personal, moveable or immoveable, property of every description and wherever situate and any option, interest, licence, servitude, easement, right or privilege in or over such property which the Company or its Directors may think necessary or convenient for the purposes of its business or for investment or for the furtherance of its objects, and in particular but not limited to any land, buildings, apparatus, machinery, plant and stock-in-trade; and also to sell, feu, lease, let, exchange, surrender, mortgage, charge or otherwise dispose of or deal with or to occupy, factor, maintain, manage, control, work, alter, extend, equip, improve, exploit, develop, replace or turn to account in any manner or way any such property or to grant any option, interest, licence, servitude, easement, right or privilege in or over any such property.

      (3) To promote, establish, develop and carry on any other business or activity whatsoever and to do anything of any nature which in the opinion of the Company or its Directors is or may be capable of being conveniently carried on or done in connection with any business of the Company hereinbefore or hereinafter authorised, whether ejusdem generis therewith or not, or calculated as likely directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property, rights or assets or utilising its know-how or expertise or otherwise advancing the interests of the Company or of its members.


                                   Exh. T3B-2

      (4) To purchase or acquire by exchange, subscription, application, promotion or otherwise and to hold and deal with in any manner or way any of the property following:

            (a) all or any part of the undertaking, property, business or assets of any person, firm or company carrying on or proposing to carry on any business which the Company is authorised to carry on or possessed of property which in the opinion of the Company or its Directors is suitable for any of the purposes of the Company; or any interest in any partnership or joint venture or joint-purse arrangement or other arrangement regarding the sharing of profits or any union of interests with any such person, firm or company, and, as part of the consideration for any such acquisition, to undertake all or any of the transactions or liabilities of any person, firm or company, and to give or accept by way of consideration, for any of such acts or things or for any such undertaking, property, business, assets or interests acquired, any shares, stock, debentures, debenture stock or other securities which the Company has power to issue or partly in more than one of or in all of such modes and to acquire, hold, retain, sell, dispose of, charge, mortgage and deal with any shares, stock, debentures, debenture stock or other securities received;

            (b) the whole or any part of the shares, stock, debentures, debenture stock and other securities, units, participations or interests in or of any corporations, companies, associations, undertakings, or firms for the time being engaged, concerned or interested in any industry, trade or business of a type similar to any or all of those which the Company is empowered by this Memorandum of Association to carry on or which can conveniently be carried on in connection with any such business,


                                   Exh. T3B-3
                  trade or industry as aforesaid or the acquisition of which may seem to the Company or its Directors calculated directly or indirectly to benefit the Company or the interests of its members and to promote the beneficial co-operation of any such companies, associations or firms as well with one another as with the Company and to exercise in respect of such investments and holdings all the rights, powers and privileges of ownership including the right to vote thereon;

            (c) plant, machinery, and personal, moveable, real and heritable property of all kinds; and

            (d) patents, patent rights or inventions, know-how, copyrights, designs, trade marks or secret processes, including without prejudice to the generality of the foregoing to register, promote and advertise the same.

      (5) To perform or do all or any of the following operations, acts or things:

            (a) to enter into any arrangement with any government or authority, supreme, municipal, local or otherwise which may seem to the Company or its Directors conducive to the attainment of the Company's objects or any of them and to apply for, promote and obtain any legislation, order, charter, privilege, concession, licence, right, franchise or authorisation from any such government or authority for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which the Company or its Directors consider may be likely directly or indirectly to further the objects of the Company or the interests of its members, and to carry out, exercise and comply with the same and to oppose any proceedings or


                                   Exh. T3B-4
                  applications or the like which the Company or its Directors consider may be directly or indirectly prejudicial to the interests of the Company or its members;

            (b) to apply for, take out, obtain, purchase and otherwise acquire any grants, licences, concessions and the like conferring any exclusive or absolute or non-exclusive or limited right to use, or any secret processes or other information regarding, any invention or discovery which may seem to the Company or its Directors capable of being used for any of the purposes of the Company or the acquisition of which may seem likely to the Company or its Directors directly or indirectly to benefit the Company or its members and to carry on research and to acquire, use, maintain, exercise, develop, manufacture under, sell or otherwise dispose of, deal with or turn to account any such licences, concessions and the like and other information aforesaid;

            (c) to lend and advance money, to place money on current account or deposit and to grant or provide credit and financial accommodation to any person, firm or company, including, without limitation, any clients of or other persons having dealings with the Company, or to agents acting for or representing the Company on such terms as may be thought fit and with or without security and to buy and sell foreign currency and to carry on the business of a banking, finance or insurance company

            (d) to receive from any person, firm or company, including shareholders and Directors of the Company, money or securities, on deposit or loan, at interest or for safe custody or otherwise;


                                   Exh. T3B-5

            (e) to borrow and raise money with or without security and, for the purposes of or in connection with the borrowing or raising of money by the Company, to become a member of any building society and to accept money on deposit and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit by the Company or its Directors and, in particular, by the granting or creating or the permitting to subsist of any mortgages, charges (whether fixed or floating), security rights, liens or encumbrances upon the undertaking of the Company and all or any of its real and personal, moveable and immoveable property, (present and future) or by the granting or creating or the permitting to subsist of any mortgage, pledge or charge over all or any of the uncalled capital for the time being of the Company or by the creation and issue, at par or at a premium or discount and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, of bonds, debentures, debenture stock, perpetual, redeemable or repayable or otherwise or of other obligations or securities of the Company of any description;

            (f) to enter into any guarantee, contract of indemnity or suretyship and in particular, (without prejudice to the generality of the foregoing) whether with or without the Company receiving any consideration, to guarantee or to grant any indemnity in respect of or to secure (with or without a personal covenant and with or without a mortgage, charge (whether fixed or floating), security right, lien or encumbrance upon all or any part of the undertaking and assets, present and future, and the uncalled capital of the Company, the performance of any obligation, contract or liability or loss or cost or expense or the


                                   Exh. T3B-6
                  payment of any debt or sum including the principal amount thereof or any dividend, interest or premium on any stock, debenture, debenture stock, bond, share or other security of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company in business;

            (g) to accept, draw, issue, make, create, execute, discount, endorse, negotiate, and to buy, sell and deal in bank drafts, bills of exchange, promissory notes, debentures, bills of lading and other instruments and securities, whether negotiable, transferable or otherwise;

            (h) to enter into any partnership or any joint venture or any joint-purse arrangement or any profit-sharing arrangement and to co-operate or participate in any way with, and to assist or subsidise, any company, firm or person;

            (i) to establish, promote, organise, incorporate, reorganise, finance and to aid and assist, financially or otherwise, companies, corporations, syndicates, partnerships and associations of all kinds;

            (j) to carry on any business or branch of a business which the Company is authorised to carry on by means, or through the agency, of any subsidiary company or companies, and to enter into any arrangement with any such subsidiary company for taking the profits and bearing the losses of any business or branch so carried on or for financing any such subsidiary company or guaranteeing its liabilities or to make any other arrangement which may seem desirable to the Company or its Directors with reference to any business or branch so carried on


                                   Exh. T3B-7
                  including power at any time, and either temporarily or permanently, to close any such branch or business;

            (k) to acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company;

            (1) to carry on the business of a holding company and to establish or promote any company or companies for the purpose of taking over, acquiring or working any of the property, rights and liabilities of the Company, or for the purpose of carrying on any business which the Company is authorised to carry on, or for any other purpose which may seem to the Company or its Directors directly or indirectly calculated to benefit or to advance the objects or interests of the Company or the interests of its members, with power to assist such company or companies in every way, but especially by taking shares, stocks and securities thereof, providing capital and paying preliminary expenses;

            (m) to employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business to the business of the Company or in any other industry ancillary thereto or which can in the opinion of the Company or its Directors conveniently be carried on in connection therewith and to invest money of the Company in any investments and to carry on the business of a property company;

            (n) to act as directors, secretaries, managers, registrars or transfer agents or to appoint directors, secretaries, managers, registrars or transfer


                                   Exh. T3B-8
                  agents of any subsidiary company or of any company in which the Company is or may be interested or of any other company and to take part in the management, supervision and control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, managers, trustees, solicitors, accountants, actuaries, architects, valuers, surveyors or other experts or agents;

            (o) to pay all the expenses of and preliminary and incidental to the promotion, formation, establishment and registration of the Company, and any other company promoted by the Company or any company in which the Company is or may contemplate being interested including in such expenses all or any part of the costs and expenses of owners of any business or property acquired by the Company; and to procure the registration, recognition or incorporation of the Company in or under the laws of any place outside England and Wales;

            (p) to issue and allot, credited as paid up in full or in part or otherwise, shares, debentures or other securities of the Company for cash or in payment or part payment for any heritable or moveable, real or personal property purchased or otherwise acquired by the Company or for any services rendered to the Company or in satisfaction of any obligation or liability undertaken or agreed to be undertaken by the Company or for any other purpose;

            (q) to give or pay any remuneration, brokerage, discount or other compensation or reward or expenses for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any shares or debentures or other securities of the Company or in or about the formation of the Company or the


                                   Exh. T3B-9
                  conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund or trust promoters or managers, and of underwriters or dealers in securities and to act as trustees of any kind for any person, firm or company and to undertake and execute any trust;

            (r) to sell, exchange, transfer, let on rent, share of profit, royalty or otherwise, grant licences, servitudes, easements, options and other rights over and in any other manner deal with, turn to account, or dispose of all or any part of the undertaking, property and assets (present and future) of the Company whether real or personal, heritable or moveable, either together or in portions, for any such consideration as may be thought fit by the Company or its Directors and in particular (without prejudice to the generality of the foregoing) for any shares, stock, debentures, debenture stock or other securities, whether fully or partly paid up, of any other company or partly in more than one of or in all of such modes of payment and to hold, retain, sell, dispose of, charge, mortgage and deal with any shares, stock, debentures, debenture stock or other securities received;

            (s) to establish, maintain, participate in and contribute to or to procure the establishment and maintenance of, participation in and contribution to, any pension, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of any persons (including Directors, former Directors, officers and former officers) who are or shall have been at any time in the


                                  Exh. T3B-10
                  employment or service of the Company or of any company which at the time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of the predecessors of the Company in business or of any such other company as aforesaid or of the relations, wives, widows, families, connections or dependants of any such persons and for the benefit of any other persons whose service or services have directly or indirectly been of benefit to the Company and for the benefit of their relations, connections or dependants or any of them and to grant or procure the grant of donations, gratuities, pensions, allowances, including allowances on death, or other payments or benefits of any kind to any of such persons as aforesaid; and to establish, subsidise, subscribe to or support institutions, associations, clubs, schools, funds or trusts calculated or considered to be for the benefit of any of such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or its members; and to make payments for or towards the insurance of any such persons as aforesaid;

            (t) (subject to the provisions of Sections 151 to 158 of the Companies Act 1985) to establish and contribute to any employees' share scheme (within the meaning of Section 743 of the Companies Act 1985) for the purchase or subscription by trustees of shares of the Company or of a holding company of the Company and to lend money to the Company's employees to enable them to purchase or subscribe for shares of the Company or of a holding company of the Company; to establish and maintain any option or incentive scheme whereby


                                  Exh. T3B-11
                  selected employees (including salaried Directors and officers) of the Company are given the opportunity of acquiring shares in the capital of the Company; to formulate and carry into effect any scheme for sharing the profits of the Company with its employees (including salaried Directors and officers) or any of them; and to form or subscribe to any association, institution or fund for the protection of the interests of owners or employers by insurance against loss caused by bad debts, strikes, fire, accidents, war risks or otherwise;

            (u) to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company or any other company which is its holding company or subsidiary;

            (v) to pay, subscribe or guarantee money to or for any purpose which the Company or its Directors consider may be likely, directly or indirectly, to further the interests of the Company or of its members or for any charitable, benevolent, national, educational, social, public, general or useful object or for any exhibition;

            (w) to cease carrying on or to wind up any business or activity of the Company, and to cancel any registration of and to wind up or procure the dissolution of the Company in any state or territory

            (x) to distribute among the members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any property or assets of the Company or any proceeds of sale or disposal thereof, and in particular shares, debentures or other securities of other companies belonging to the Company, or of which the Company may have the power to dispose, but so that no


                                  Exh. T3B-12
                  distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

            (y) to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors, nominees, trustees or otherwise and either by or through agents, contractors, nominees, trustees, subsidiary companies or otherwise and either alone or in conjunction with others;

            (z) to do all such other things as in the opinion of the Company are or may be incidental or conducive to the attainment of the above objects or any of them;

            (aa) subject to and in accordance with due compliance with the provisions of Sections 155 to 158 (inclusive) of the Companies Act 1985 (the "Act") (if and so far as such provisions shall be applicable), to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1)(a) of the Act) for any such purpose as is specified in Section 151(1) and/or Section 152(2) of the Act;

      And it is hereby declared that, for the purposes of this clause, (A) "company" except where used in reference to the Company, shall include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled or resident in the United Kingdom or elsewhere, (B) "person" shall include any person acting in any capacity whatsoever and any company, corporation, association, syndicate or society as well as any other legal or natural person, (C) "subsidiary" and "holding company" shall be construed in accordance with Section 736 of the Companies Act 1985, (D) "securities" shall include any fully, partly or nil paid share, stock, unit, debenture, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation, (E) "and" and "or" shall mean "and/or" where the


                                  Exh. T3B-13
            context so permits, (F) "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible,
            (G) reference to any Act of Parliament shall be deemed to include any statutory amendment or modification thereof, and (H) the objects specified in the different paragraphs of this clause shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

V.    The liability of the members is limited.

VI. The share capital of the Company is (pound)4,000,000 divided into 4,000,000 shares of (pound)1 each(1), with power to increase the capital and the Company shall have power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions or conditions.

WE, the person whose name and address is subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the capital of the Company set opposite our name:

----------

(1) As at __________ 2002 the share capital of the Company is (pound)11,524,136 divided into 4,001,701 A ordinary shares of (pound)1.00 each, 178,071 non-voting A ordinary shares of (pound)1.00 each, 435,054 B ordinary shares of (POUND)1.00 each, 55,751,200 redeemable cumulative preference shares of (pound)0.10 each, and 1,334,190 preferred redeemable cumulative preference shares of (pound)1.00 each.


                                  Exh. T3B-14

--------------------------------------------------------------------------------
NAMES, ADDRESSES AND DESCRIPTIONS                         NUMBER OF SHARES TAKEN
OF SUBSCRIBERS                                              BY EACH SUBSCRIBER
--------------------------------------------------------------------------------

      DM Company Services (London) Limited
      Royal London House
      22/25 Finsbury Square
      London
      EC2A 1DS                                                      1
                                                                   ---

      Solicitor                                           TOTAL     1
                                                                   ===

Dated the 2nd day of October 1997.
WITNESS to the above Signatures:

      Aileen Taylor
      Royal London House
      22/25 Finsbury Square
      London
      EC2A


                                  Exh. T3B-15